Exhibit 99.1

Media Relations: Constance Griffiths (949) 231-4207	Investor Relations: Mitch Haws (949) 231-3223

Skyworks Reports Q4 and Full Year FY22 Results

Q4 FY22 Results
•Delivers Record Fourth Quarter Revenue of $1.407 Billion, up 14% Sequentially and 7% Y-o-Y
•Posts GAAP Diluted EPS of $1.88 and Non-GAAP Diluted EPS of $3.02
Full Year FY22 Results
•Delivers Record FY22 Revenue of $5.486 Billion, up 7% Y-o-Y
•Posts GAAP Diluted EPS of $7.81 and Non-GAAP Diluted EPS of $11.24
•Returns $1.260 Billion to Stockholders Through Dividends and Share Repurchases
IRVINE, Calif., Nov. 3, 2022 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog and mixed signal semiconductors connecting people, places and things, today reported fourth fiscal quarter and fiscal year-end results for the period ended Sept. 30, 2022.
Revenue for the fourth fiscal quarter of 2022 was $1.407 billion, up 7% year over year, exceeding consensus estimates. On a GAAP basis, operating income for the fourth fiscal quarter was $388.0 million with diluted earnings per share of $1.88. On a non-GAAP basis, operating income was $528.6 million with non-GAAP diluted earnings per share of $3.02.
For fiscal year 2022, revenue was $5.486 billion, up 7% compared to the prior year, and GAAP diluted earnings per share were $7.81. Non-GAAP diluted earnings per share for fiscal year 2022 were $11.24.

“Skyworks set new records for revenue and non-GAAP earnings per share for the fourth quarter and the fiscal year, delivering year-over-year growth driven by our increasingly diversified product portfolio and disciplined execution,” said Liam K. Griffin, chairman, chief executive officer and president of Skyworks. “Throughout the fiscal year, our connectivity solutions enabled a broad set of applications across the mobile, IoT, automotive, data center and infrastructure markets. Our decades of investments in innovative products, deep customer relationships and internal fabrication capabilities are enabling us to effectively navigate a challenging macroeconomic and geopolitical environment.
“Moving forward, Skyworks’ strong profitability and cash generation continue to support development of next-generation technologies, positioning us for long-term growth and market share gains across diverse end markets.”
Fourth Fiscal Quarter Business Highlights
•Partnered with Vodafone to launch the United Kingdom’s first Wi-Fi 6E broadband gateway
•Shipped into Tri-Band fiber gateway platforms for Frontier Communications
•Launched advanced connectivity solutions with Amazon supporting their Wi-Fi 6 power-over- ethernet access points
•Delivered integrated platforms to the leading 5G smartphone OEMs, including flagship and mid-tier launches at Google and Samsung, among others
•Provided programmable timing solutions for a leading optical transport OEM, simplifying 100G/400G capacity expansion in data centers and telco network deployments
•Captured new 5G designs at Samsung enabling service providers to expand mid-band capacity and coverage
•Leveraged our comprehensive timing technologies with a leading O-RAN small cell provider
•Secured key automotive digital radio platforms with the global EV leader and a top European luxury brand

•Powered energy management solutions for a leader in the smart home market
•Received a Key Supplier Award from Schneider Electric, highlighting the unique capabilities of Skyworks’ growing power isolation portfolio
First Fiscal Quarter 2023 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“Given broad demand weakness, we expect revenue to decline on a sequential basis,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Specifically, in the first fiscal quarter of 2023, we anticipate revenue to be between $1.300 billion and $1.350 billion with non-GAAP diluted earnings per share of $2.59 at the midpoint of our revenue range.”
Dividend Payment
Skyworks’ board of directors has declared a cash dividend of $0.62 per share of the Company’s common stock, payable on Dec. 13, 2022, to stockholders of record at the close of business on Nov. 22, 2022.
Skyworks’ Fourth Quarter 2022 Conference Call
Skyworks will host a conference call with analysts to discuss its fourth quarter and full fiscal year 2022 results and business outlook today at 4:30 p.m. EDT. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (888) 396-8049 (domestic) or (416) 764-8692 (international), Conference ID: 57998834.

Playback of the conference call will begin at 9 p.m. EDT on Nov. 3, 2022, and end at 9 p.m. EST on Nov. 10, 2022. The replay will be available on Skyworks’ website or by calling (877) 674-7070 (North America) or (416) 764-8692 (international), Conference ID: 998834.
About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog and mixed signal semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments, debt repayment and share repurchases). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the effects on our business operations of the global COVID-19 pandemic, including the spread of more contagious variants of the virus that causes COVID-19, as well as of the measures taken to limit COVID-19’s spread, including measures implemented in certain of our manufacturing facilities that may lead to reduced production levels, as well as other potential disruptions to our business, including but not limited to the suspension or restriction of operations at our facilities and third-party supply chain disruptions, that could result from social distancing measures, employee quarantines, restricting certain employees from working or additional actions that may be taken by us, our suppliers and partners or governmental authorities in the jurisdictions in which we operate in an effort to contain the COVID-19 pandemic; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles, including the current heightened risk of recession; our reliance on a small number of key customers for a large percentage of our sales; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; our ability to realize the anticipated benefits from the transaction with Silicon Laboratories Inc. (“Silicon Labs”), including the ability to successfully integrate the assets acquired and employees transferred; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, fluctuations in foreign currency exchange rates, and other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including, but not limited to, the war in Ukraine and a rise in inflation in key markets; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Labs; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(in millions, except per share amounts)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net revenue	$1,407.0	$1,310.9	$5,485.5	$5,109.1
Cost of goods sold	738.4	697.2	2,881.2	2,596.7
Gross profit	668.6	613.7	2,604.3	2,512.4
Operating expenses:
Research and development	149.5	149.2	617.9	532.3
Selling, general, and administrative	87.7	100.5	329.8	322.5
Amortization of intangibles	21.9	28.1	98.9	36.0
Restructuring, impairment, and other charges	21.5	8.4	30.7	8.9
Total operating expenses	280.6	286.2	1,077.3	899.7
Operating income	388.0	327.5	1,527.0	1,612.7
Interest expense	(14.3)	(10.8)	(47.9)	(13.4)
Other expense, net	(1.5)	(0.5)	(2.5)	(0.6)
Income before income taxes	372.2	316.2	1,476.6	1,598.7
Provision (benefit) for income taxes	70.0	(10.1)	201.4	100.4
Net income	$302.2	$326.3	$1,275.2	$1,498.3
Earnings per share:
Basic	$1.88	$1.97	$7.85	$9.07
Diluted	$1.88	$1.95	$7.81	$8.97
Weighted average shares:
Basic	160.4	165.2	162.4	165.2
Diluted	161.1	167.3	163.3	167.0

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Twelve Months Ended
(in millions)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
GAAP gross profit	$668.6	$613.7	$2,604.3	$2,512.4
Share-based compensation expense [a]	4.1	5.0	26.9	28.9
Acquisition-related expenses	—	17.7	7.3	17.7
Amortization of acquisition-related intangibles	48.4	31.6	169.7	39.6
Non-GAAP gross profit	$721.1	$668.0	$2,808.2	$2,598.6
GAAP gross margin %	47.5%	46.8%	47.5%	49.2%
Non-GAAP gross margin %	51.3%	51.0%	51.2%	50.9%

	Three Months Ended		Twelve Months Ended
(in millions)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
GAAP operating income	$388.0	$327.5	$1,527.0	$1,612.7
Share-based compensation expense [a]	37.0	47.6	195.2	191.9
Acquisition-related expenses	7.9	43.5	22.1	60.2
Amortization of acquisition-related intangibles	70.3	59.7	268.5	75.6
Settlements, gains, losses, and impairments	24.6	8.0	22.2	10.9
Restructuring and other charges	0.8	1.3	10.0	1.8
Non-GAAP operating income	$528.6	$487.6	$2,045.0	$1,953.1
GAAP operating margin %	27.6%	25.0%	27.8%	31.6%
Non-GAAP operating margin %	37.6%	37.2%	37.3%	38.2%

	Three Months Ended		Twelve Months Ended
(in millions)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
GAAP net income	$302.2	$326.3	$1,275.2	$1,498.3
Share-based compensation expense [a]	37.0	47.6	195.2	191.9
Acquisition-related expenses	7.9	43.5	22.1	60.2
Amortization of acquisition-related intangibles	70.3	59.7	268.5	75.6
Settlements, gains, losses, and impairments	24.9	8.5	23.9	12.9
Restructuring and other charges	0.8	1.3	10.0	1.8
Tax adjustments	42.9	(48.1)	39.7	(87.6)
Non-GAAP net income	$486.0	$438.8	$1,834.6	$1,753.1

	Three Months Ended		Twelve Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
GAAP net income per share, diluted	$1.88	$1.95	$7.81	$8.97
Share-based compensation expense [a]	0.23	0.28	1.20	1.15
Acquisition-related expenses	0.05	0.26	0.14	0.36
Amortization of acquisition-related intangibles	0.44	0.36	1.64	0.45
Settlements, gains, losses, and impairments	0.15	0.05	0.15	0.08
Restructuring and other charges	—	0.01	0.06	0.01
Tax adjustments	0.27	(0.29)	0.24	(0.52)
Non-GAAP net income per share, diluted	$3.02	$2.62	$11.24	$10.50

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, acquisition-related expenses, and amortization of acquisition-related intangibles. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation Expense - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses and Amortization of Acquisition-Related Intangibles - including such items as, when applicable, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, and amortization of acquired intangible assets because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments - because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring and Other Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the first quarter of our 2023 fiscal year (“Q1 2023”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q1 2023 GAAP diluted earnings per share to a forward-looking estimate of Q1 2023 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q1 2023 (other than estimated share-based compensation expense of $0.25 to $0.35 per diluted share, estimated amortization of intangibles of $0.40 to $0.50 per diluted share and certain tax items of -$0.10 to $0.10 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.15 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]     The following table summarizes the expense recognized in accordance with ASC 718 - Compensation, Stock Compensation (in millions):

	Three Months Ended		Twelve Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Cost of goods sold	$4.1	$5.0	$26.9	$28.9
Research and development	19.4	23.4	93.8	85.7
Selling, general, and administrative	13.5	19.2	74.5	77.3
Total share-based compensation	$37.0	$47.6	$195.2	$191.9

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2022	October 1, 2021
Assets
Cash, cash equivalents, and marketable securities	$586.8	$1,027.2
Accounts receivable, net	1,094.0	756.2
Inventory	1,212.1	885.0
Property, plant, and equipment, net	1,604.8	1,501.6
Goodwill and intangible assets, net	3,621.4	3,875.3
Other assets	792.7	545.4
Total assets	$8,911.8	$8,590.7

Liabilities and Equity
Accounts payable	$274.2	$236.0
Accrued and other liabilities	979.5	822.0
Debt	2,189.1	2,235.6
Stockholders’ equity	5,469.0	5,297.1
Total liabilities and equity	$8,911.8	$8,590.7

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
(in millions)	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Cash flow from operating activities
Net income	$302.2	$326.3	$1,275.2	$1,498.3
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	37.0	47.6	195.2	191.9
Depreciation	104.8	89.3	394.4	332.2
Amortization of intangible assets, including inventory step-up	76.6	80.6	295.7	104.5
Deferred income taxes	38.2	(56.9)	68.4	(59.5)
Asset impairment charges	20.7	7.1	20.7	7.1
Amortization of debt discount and issuance costs	1.0	0.9	4.0	1.1
Other, net	3.6	0.2	(1.5)	0.2
Changes in assets and liabilities:
Receivables, net	(308.4)	(238.9)	(337.8)	(397.7)
Inventory	(109.5)	(35.4)	(337.3)	(41.2)
Accounts payable	(1.2)	37.9	31.3	59.6
Other current and long-term assets and liabilities	71.3	139.6	(183.7)	75.5
Net cash provided by operating activities	236.3	398.3	1,424.6	1,772.0
Cash flow from investing activities
Capital expenditures	(141.8)	(263.0)	(489.4)	(637.8)
Purchased intangibles	(4.0)	(6.8)	(20.3)	(14.3)
Purchases of marketable securities	(5.8)	(92.4)	(97.2)	(500.8)
Sales and maturities of marketable securities	4.1	81.1	220.3	770.7
Payments for acquisitions	—	(2,751.0)	—	(2,751.0)
Receipts from the sales of property, plant, and equipment	0.1	—	7.7	—
Net cash used in investing activities	(147.4)	(3,032.1)	(378.9)	(3,133.2)
Cash flow from financing activities
Repurchase of common stock — payroll tax withholdings on equity awards	(3.3)	(1.7)	(88.5)	(55.2)
Repurchase of common stock — stock repurchase program	(80.3)	—	(886.8)	(195.6)
Dividends paid	(99.4)	(92.5)	(373.2)	(340.6)
Net proceeds from exercise of stock options	3.3	3.8	6.5	11.6
Proceeds from employee stock purchase plan	13.8	12.1	29.4	24.8
Proceeds from issuance of long-term debt, net	—	998.4	—	2,488.2
Debt financing costs	—	1.6	—	(5.8)
Payments of debt	—	(250.0)	(50.0)	(250.0)
Net cash provided by (used in) financing activities	(165.9)	671.7	(1,362.6)	1,677.4
Net increase (decrease) in cash and cash equivalents	(77.0)	(1,962.1)	(316.9)	316.2
Cash and cash equivalents at beginning of period	643.0	2,845.0	882.9	566.7
Cash and cash equivalents at end of period	$566.0	$882.9	$566.0	$882.9